SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 24, 2012

SANDERSON FARMS, INC.

(Exact name of registrant as specified in its charter)

Mississippi	1-14977	64-0615843
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

127 Flynt Road
Laurel, Mississippi	39443
(Address of principal executive offices)	(Zip Code)

(601) 649-4030

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On January 24, 2012, the Compensation Committee of the Registrant’s Board of Directors took the following actions:

(1) The Committee adopted a Bonus Award Program for the Registrant’s salaried employees and accounting trainees effective November 1, 2011. If the Registrant meets net income per share and minimum return on average stockholders’ equity goals for the fiscal year ended October 31, 2012, the program provides for the award of bonuses to eligible participants equal to a percentage of their base salary. The total award a participant can receive has two components: a percentage based on the Registrant’s earnings per share, and a percentage based on the Registrant’s operational performance. A copy of the Bonus Award Program is filed herewith as Exhibit 10 and is incorporated herein by reference.

(2) The Committee ratified the payment of certain miscellaneous items of compensation during fiscal 2011 to the Registrant’s executive officers, as follows:

Type	Joe F. Sanderson, Jr., Chairman & CEO	Lampkin Butts, President & COO	D. Michael Cockrell, Treasurer & CFO	James A. Grimes, Secretary
Personal Use of Company and Charter Aircraft	$60,122	$0	$0	$0

Other Travel Related Expenses	1,256	2,588	0	0

401(k) Plan Matching Contribution	10,001	10,167	9,716	8,557

ESOP Contribution	0	0	0	0

Life Insurance	266	266	266	266

Health Plan	7,779	7,779	7,779	7,779

Matching Charitable Contributions	10,000	2,500	2,500	0

Dividends Paid on Restricted Stock	98,813	33,599	33,882	9,694

Medical Physical	0	0	0	0

Total	$188,237	$56,899	$54,143	$26,296

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(c)	The following exhibit is filed with this Current Report:

Exhibit No.	Description

10	Sanderson Farms, Inc. Bonus Award Program effective November 1, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SANDERSON FARMS, INC.

(Registrant)

Date: January 25, 2012	By:	/s/ D. Michael Cockrell
D. Michael Cockrell
Treasurer and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10	Sanderson Farms, Inc. Bonus Award Program effective November 1, 2011.